                                                               Exhibit 23(c)


                       INDEPENDENT AUDITORS' CONSENT


   We consent to the incorporation by reference in this Registration Statement of United States Steel Corporation on Form S-8 of our report dated March
28, 2002 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the uncertainties about the consequences of the bankruptcy proceedings and the ability to continue as a going concern), appearing in the Annual Report on Form 10-K of Republic Technologies International Holdings, LLC for the year ended December 31, 2001.




/s/ Deloitte & Touche LLP


Cleveland, Ohio


September 6, 2002